Exhibit 99.1

NOT FOR IMMEDIATE RELEASE

Polished.com Provides Second Quarter 2022 Financial and Operational Update

Announces Preliminary Second Quarter 2022 Net Sales;
Updates Fiscal Year 2022 Guidance

Highlights Continued Operational Momentum

Files Form 12b-25, Delays Second Quarter 2022 Earnings Release and Conference Call

BROOKLYN, N.Y.— August 15, 2022 – Polished.com Inc. (NYSE: POL) (formerly known as 1847 Goedeker Inc.) (“Polished” or the “Company”), a content driven and technology enabled shopping destination for appliances, furniture and home goods in the U.S. household appliances market, today provided a financial and operational update for the second quarter 2022, including preliminary second quarter 2022 net sales and updated guidance for Fiscal 2022.

Second Quarter 2022 Financial and Operational Update

Preliminary Second Quarter 2022 Net Sales

For the second quarter 2022, the Company expects to report preliminary net sales of $145 to $150 million. This figure is preliminary and has not been reviewed by the Company’s auditors, and is therefore subject to modification.

Second Quarter 2022 Operational Highlights

The Company expects to continue delivering profitable growth in 2022 and continues to drive strong financial and operational performance. Key operational highlights from the second quarter, include:

-	Significant growth in B2B solution offering: Continued momentum in B2B with a number of major contracts with new developers, including new projects in Virginia, Alabama and New York City valued at approximately $4.8 million and a strong pipeline, consistent with the first quarter 2022. The Company’s B2B sales growth in the second quarter was in-line with its strong first quarter performance.

-	Advanced rollout of new brand: Continued progress integrating the Polished predecessor companies, Goedeker and Appliances Connection, as a unified company and brand, including hiring a dedicated team of appliance and design industry leaders to launch the new name and identity, positioning Polished.com as the ecommerce leader in household appliances.

-	Continued operational execution: Continued to enhance efficiency and productivity across the organization, while providing best-in-class service, products, delivery and installation for customers.

-	Continued to expand partnerships: Established joint go-to-market strategies with key manufacturers to partner exclusively with Polished to leverage products, offers, events and marketing. The Company is curating private-label product to address specific market demands and needs.

-	Maintained healthy balance sheet: Well-positioned to invest in growth and deliver on the ongoing rebrand transformation. The Company remains well-capitalized with a healthy balance sheet including a cash balance of approximately $44 million, as of June 30, 2022.

Fiscal 2022 Guidance Update

The Company now expects low double-digit net sales growth in fiscal year 2022. Updated guidance reflects the expected impact of continued supply chain disruptions, material increases in transportation costs and significant inflation. The Company expects to provide additional fiscal year guidance once its financial statements have been finalized. The Company’s performance remains strong, and it continues to expect profitable growth through the remainder of fiscal year 2022 and beyond.

Albert Fouerti, Chief Executive Officer and Director of Polished, commented:

“The Company’s performance remains strong, and we expect to continue driving profitable growth in the second half of 2022. In the second quarter, we continued to build on our strong foundation and, despite the challenges impacting our industry, we are achieving healthy growth across our business. Our B2B business experienced the same growth in awards and pipeline as we had achieved in the first quarter. During the quarter, we also completed our rebranding as Polished. Today the Company is well positioned as a leader in home appliances, and we remain focused on delivering unrivaled client service both in showrooms and online, as well as leading-edge tools and delivery expertise. We are pleased with our continued progress driving impressive growth while creating a next-level, white-glove experience for our customers.”

“We have revised full year guidance to reflect the impact of continued supply chain challenges, which have constrained our ability to meet strong customer demand. We expect net sales to increase at a solid but somewhat moderated pace through year-end, and we anticipate material increases in transportation costs and continued inflation will impact margins. Notwithstanding these headwinds, Polished remains well positioned both financially and operationally, and we look forward to continuing to execute our focused strategy to drive continued profitable growth, meet our objectives and capitalize on our robust pipeline of expansion opportunities.”

Other Corporate Developments

The Company also announced that it has filed a Form 12b-25 with the U.S. Securities and Exchange Commission (“SEC”) in connection with its inability to timely file the Form 10-Q for its second quarter of fiscal year 2022 ended June 30, 2022. As noted in the Form 12b-25, the Audit Committee of the Company’s Board of Directors, with the assistance of independent legal counsel and consultants, has commenced an internal investigation regarding certain allegations made by certain former employees related to the Company’s business operations. The Company expects to complete the investigation in the coming months. As a result of the additional time required to complete the investigation, the process of finalizing financial statements for the second quarter of fiscal year 2022 could not be completed on a timely basis. The Company intends to release its second quarter financial results as soon as reasonably practicable.

Earnings Release and Investor Conference Call

The Company is delaying its second quarter earnings release and conference call to allow additional time to complete the Form 10-Q for its second quarter of fiscal year 2022 ended June 30, 2022.

About Polished

Polished is raising the bar, delivering a world-class, white-glove shopping experience for home appliances. From the best product selections from top brands to exceptional customer service, we are simplifying the purchasing process and empowering consumers as we provide a polished experience, from inspiration to installation. A product expert helps customers get inspired and imagine the space they want, then shares fresh ideas, unbiased recommendations and excellent deals to suit the project’s budget and style. The goal is peace of mind when it comes to new appliances. Polished perks include its “Love-It-Or-Return-It” 30-day policy, extended warranties, the ability to arrange for delivery and installation at your convenience and other special offers. Learn more at www.Polished.com.

Forward Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will”, “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond the Company’s control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those described more fully in the section titled “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Contacts:

Greg Marose / Ashley Areopagita

ir@polished.com